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                                  EXHIBIT 99.6


                                OFFER TO EXCHANGE
                     10 3/4% SENIOR NOTES DUE 2008, SERIES B
                  (REGISTERED UNDER THE SECURITIES ACT OF 1933)
                       FOR ANY AND ALL OF ITS OUTSTANDING
                     10 3/4% SENIOR NOTES DUE 2008, SERIES A
                                       AND
                  12% SENIOR DISCOUNT NOTES DUE 2008, SERIES B
                  (REGISTERED UNDER THE SECURITIES ACT OF 1933)
                       FOR ANY AND ALL OF ITS OUTSTANDING
                  12% SENIOR DISCOUNT NOTES DUE 2008, SERIES A

                                       OF

                              TRANS-RESOURCES, INC.





To Our Clients:


      We are enclosing herewith a Prospectus, dated May 14, 1998, of Trans-Resources, Inc., a Delaware corporation (the "Company"), and one or more related Letter(s) of Transmittal (which together constitute the "Exchange Offer") with attached Instruction to Registered Holder and/or Book-Entry Transfer Participant from Beneficial Owner (the "Instruction") relating to the offer by the Company to exchange its 10 3/4% Senior Notes due 2008, Series B and its 12% Senior Discount Notes Due 2008, Series B (together, the "New Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 10 3/4% Senior Notes due 2008, Series A and 12% Senior Discount Notes Due 2008, Series A (together, the "Old Notes"), respectively, upon the terms and subject to the conditions set forth in the Exchange Offer.



      Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on June 12, 1998, unless extended.


      The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

      We are the holder of record and/or participant in the book-entry transfer facility of Old Notes held by us for your account. A tender of such Old Notes can be made only by us as the record holder and/or participant in the book-entry transfer facility and pursuant to your instructions. The Letter(s) of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

      We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter(s) of Transmittal. You should forward your instructions and confirmation by completing and executing the Instruction and returning it to us.

      Pursuant to such Letter(s) of Transmittal, each holder of Old Notes will represent to the Company as to its principal residence and that: (i) the holder and the beneficial owner is acquiring the New Notes in the ordinary course of its business, (ii) neither the holder nor the beneficial owner is an "affiliate," as defined in Rule 405 under the Securities Act, (iv) neither the holder nor the beneficial owner is participating, nor intends to participate, or has any arrangement or understanding with any person to participate in, the distribution of the New Notes, and (v) the holder and the beneficial owner acknowledges and agrees that any person participating in the Exchange Offer for the purpose of distributing the New Notes or who is an affiliate must and will comply with the registration and prospectus delivery requirements of the Securities Act, in connection with any resale


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of the New Notes (to the extent applicable) acquired by such person. If the tendering holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, we will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                             Very truly yours,



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